                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         OIL-DRI CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                         OIL-DRI CORPORATION OF AMERICA
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                      [OIL-DRI CORPORATION OF AMERICA LOGO]

                                                                November 2, 1998

Dear Stockholder:

     On behalf of the Board of Directors and Management, I would like to invite you to attend Oil-Dri's Annual Meeting of Stockholders, which will be held at 10:30 a.m. on December 8, 1998, at the Standard Club, 320 South Plymouth Court, Chicago, Illinois.

     The matters expected to be acted on in the meeting are described in depth in the attached Proxy Statement. A slate of ten directors is being recommended for re-election.

     My brother, Robert Jaffee, an Oil-Dri director since 1956, is retiring from the board. I want to extend my sincere and deepest thanks to Bob for his long service. He has both challenged and supported me over these many years, and I am grateful for his input and guidance.

     In addition to the formal portion of the meeting, we will take time to review the results of the past year and look at some of the opportunities which lie ahead.

     We hope you will be able to attend our 1998 Annual Meeting. However, whether or not you are personally present, it is important that your shares are represented. Accordingly, please mark, sign, date and mail your proxy card in the enclosed envelope provided for this purpose.

                                          Sincerely,

                                          /s/ RICHARD M. JAFFE

                                          RICHARD M. JAFFEE
                                          Chairman of the Board

                         OIL-DRI CORPORATION OF AMERICA
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 8, 1998

To the Stockholders of
Oil-Dri Corporation of America

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of Oil-Dri Corporation of America, a Delaware corporation (the "Company") will be held at the Standard Club, located at 320 Plymouth Court, Chicago, Illinois, on December 8, 1998 at 10:30 a.m., local time, for the purpose of considering and voting on:

     1. The election of ten Directors;

     2. Such other business as may properly come before the meeting.

     The stock transfer books of the Company will remain open. The Board of Directors has determined that only holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 23, 1998 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. All stockholders, whether or not they now expect to be present at the meeting, are requested to date, sign, and return the enclosed proxy, which requires no postage if mailed in the United States.

     Your attention is directed to the following pages for further information relating to the meeting.

                                          By Order of the Board of Directors

                                          /S/ MICHAEL L. GOLDBERG

                                          MICHAEL L. GOLDBERG
                                          Secretary

Chicago, Illinois
November 2, 1998

                         OIL-DRI CORPORATION OF AMERICA

                           410 NORTH MICHIGAN AVENUE
                                   SUITE 400
                            CHICAGO, ILLINOIS 60611
                            ------------------------
                                PROXY STATEMENT
                            ------------------------
                                    GENERAL

     This Proxy Statement and the accompanying proxy are being mailed on or about November 2, 1998, to all holders of record of outstanding shares of Common Stock and Class B Stock at the close of business on October 23, 1998. Proxies are being solicited on behalf of the Board of Directors for use at the 1998 Annual Meeting of Stockholders, notice of which accompanies this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by executing a subsequent proxy, by notifying the Secretary of the Company of such revocation in writing (such notification to be directed to him at the Company's offices at 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611), or by attending the annual meeting and voting in person. IF NO CONTRARY INSTRUCTION IS INDICATED IN THE PROXY, EACH PROXY WILL BE VOTED "FOR" THE ELECTION OF THE TEN NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS. See "1. ELECTION OF DIRECTORS".

     The Company will pay the costs of this solicitation of proxies for the annual meeting. In addition to using the mails, officers and certain other regular employees of the Company may solicit proxies in person and by telephone and facsimile. The Company may reimburse brokers and others who are record holders of Common Stock and Class B Stock for their reasonable expenses incurred in obtaining voting instructions from the beneficial owners of such stock.

VOTING

     The record date for the determination of stockholders entitled to vote at the meeting is October 23, 1998, at the close of business. Holders as of the record date of outstanding shares of Common Stock and Class B Stock are entitled to vote at the meeting. Holders of Common Stock are entitled to one vote per share and holders of Class B Stock to ten votes per share (on a non-cumulative basis for each director to be elected when voting for the election of directors) and vote together without regard to class (except that any amendment to the Company's Certificate of Incorporation changing the number of authorized shares or adversely affecting the rights of Common Stock or Class B Stock requires the separate approval of the class so affected as well as the approval of both classes voting together). Holders of Class B Stock are entitled to convert any and all of such stock into Common Stock on a share-for-share basis at any time and are subject to mandatory conversion under certain circumstances. As of the record date, 4,415,838 shares of Common Stock and 1,437,179 shares of Class B Stock were outstanding.

ELECTION OF DIRECTORS

     The election of directors requires a plurality of votes cast. Accordingly, only proxies and ballots marked "FOR" all nominees listed (including executed proxies not marked with respect to election of directors, which will be voted for all listed nominees), or voting for some, but not all nominees, by specifying that votes be withheld for one or more designated nominees, are counted to determine the total number of votes cast for the various nominees, with the ten nominees receiving the largest number of votes being elected. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

PRINCIPAL STOCKHOLDERS

     The following table sets forth information, as of September 30, 1998, except as noted below, regarding beneficial ownership of the Company's Common Stock and Class B Stock by each person or group known to the Company to hold more than five percent of either class. See "Security Ownership of Management" for information on beneficial ownership of the Company's Common Stock and Class B Stock by the Company's executive officers and directors as a group.

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                                     ------------------------------------------------------------
                                                     NUMBER OF SHARES OF                        PERCENTAGE OF
                                                       COMMON STOCK AND                        AGGREGATE VOTING
                                                        CLASS B STOCK                          POWER OF COMMON
                                                            OWNED           PERCENTAGE OF     STOCK AND CLASS B
        NAME AND ADDRESS OF                          WITH SOLE INVESTMENT    OUTSTANDING     STOCK REPRESENTED BY
          BENEFICIAL OWNER                             AND VOTING POWER     STOCK OF CLASS       SHARES OWNED
        -------------------                          --------------------   --------------   --------------------
Richard M. Jaffee(11)...............  Common Stock:     20,392(3)               .46%              .01%
410 N. Michigan Ave.                  Class B          718,842(4)(5)          50.02%            38.24%
Chicago, IL 60611                     Stock:

Jaffee Investment Partnership,        Common Stock:        --                   --                --
  L.P.(11)..........................  Class B          550,000(5)             38.27%            29.26%
410 N. Michigan Ave.                  Stock:
Chicago, IL 60611

Heartland Advisors, Inc.(2).........  Common Stock:    857,900(6)             19.17%             1.80%
790 N. Milwaukee Street               Class B              --                   --                --
Milwaukee, WI 53202                   Stock:

T. Rowe Price Assoc., Inc. .........  Common Stock:    556,000(7)             12.57%             .20%
100 East Pratt                        Class B              --                   --                --
Baltimore, MD 21202                   Stock:

Tweedy Brown Co., L.P.(2)...........  Common Stock:    537,134(8)             12.00%             2.85%
52 Vanderbilt Ave.                    Class B              --                   --                --
New York, NY 10017                    Stock:

Franklin Resources, Inc.(2).........  Common Stock:    357,800(9)             8.00%              .43%
777 Mariners Island Boulevard         Class B              --                   --                --
San Mateo, CA 94403-7777              Stock:

Dimensional Fund Advisors,            Common Stock:    355,800(10)            7.95%              1.27%
  Inc.(2)...........................  Class B              --                   --                --
1299 Ocean Avenue                     Stock:
Santa Monica, CA 90401

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) Information given is as of June 30, 1998.

 (3) Includes 2,292 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary. Also includes 18,000 shares of Common Stock which Mr. Jaffee has the right to acquire within 60 days of September 30, 1998.

 (4) Consists of 638,455 shares held in a revocable trust of which Richard M. Jaffee is the grantor and, during his lifetime, the trustee and sole beneficiary and 80,387 shares held in a revocable trust of which Richard M. Jaffee's wife is the grantor and during her lifetime the trustee and sole beneficiary.

 (5) The Jaffee Investment Partnership L.P. is managed by its general partners, generally acting by a majority vote. Two of the general partners, Richard
     M. Jaffee and Shirley H. Jaffee, each have three votes. Each of the remaining four general partners, Daniel S. Jaffee, Karen Jaffee Cofsky, Susan Jaffee Hardin and Nancy E. Jaffee, all children of Richard M. and Shirley Jaffee, have one vote. Mr. Richard M. Jaffee, as the managing general partner, might be deemed to have, but disclaims, beneficial ownership of the Partnership's shares, which are not reflected in his share ownership shown in the table.

 (6) Heartland Advisors, Inc. held sole dispositive power over 857,900 shares of Common Stock and sole voting power over 339,900 shares of Common Stock.

 (7) These securities are owned by various individuals and institutional investors, including T. Rowe Price Small Cap Value Fund, Inc. (which owns 500,000 shares of Common Stock, representing 11.3% of the Common Stock outstanding and 2.66% of the aggregate voting power), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates has dispositive power over 556,000 shares of Common Stock and sole voting power over 38,000 shares of Common Stock. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (8) Tweedy Brown, Co., L.P. held shared dispositive power over 522,479 shares of Common Stock, sole voting power over 500,864 shares of Common Stock and shared voting power over 21,283 shares of Common Stock. TBK Partners, an affiliate, held sole dispositive and voting power over 14,655 shares of Common Stock.

 (9) Franklin Resources, Inc. ("FRI") held shared dispositive power and sole voting power over 357,800 shares of Common Stock. FRI disclaims any economic interest or "beneficial ownership" of these shares of Common Stock.

(10) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 355,800 shares of Common Stock with power to dispose of such shares and power to vote 240,000 of such shares, all of which shares are held in portfolios of DFA Investment Dimension Group, Inc., a registered open-end investment company (the "Fund"), The DFA Investment Trust Company (the "Trust"), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Persons who are officers of Dimensional also serve as officers of the Fund and the Trust; in such capacity, these persons vote 61,000 additional shares owned by the Fund and 54,800 shares owned by the Trust (both included in the 355,800 shares beneficially owned).

(11) By virtue of their direct and indirect ownership of shares of the Company's stock, Richard M. Jaffee and the Jaffee Investment Partnership, L.P. may be deemed to be control persons of the Company under the federal securities laws.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock and Class B Stock of the Company beneficially owned as of September 30, 1998 by the directors, by the executive officers named in the Summary Compensation Table and by the directors and executive officers as a group.

                                               NUMBER OF SHARES          NUMBER OF SHARES
        NAME OF BENEFICIAL OWNER(1)           OF COMMON STOCK(2)        OF CLASS B STOCK(2)
        ---------------------------           ------------------        -------------------
Richard M. Jaffee (11)......................              (3)(9)                    (3)
Daniel S. Jaffee (11).......................        40,107(4)(9)              58,775(5)
Robert D. Jaffee (11)(12)...................            --                    25,000
J. Steven Cole..............................         7,240                        --
Edgar D. Jannotta...........................        50,000(6)                     --
Paul J. Miller..............................         4,904(7)                     --
Haydn H. Murray.............................         1,316(8)                     --
Allan H. Selig..............................         4,000                        --
Joseph C. Miller............................        27,100(10)                    --
Ronald B. Gordon............................         8,000                        --
Arnold W. Donald............................            --                        --
Michael L. Goldberg.........................         5,000                        --
Steven M. Levy..............................         3,702(13)                    --
Richard V. Hardin...........................        42,354(9)(14)             25,361(15)
Norman B. Gershon...........................           716                        --
All Executive Officers and Directors as a
  group (16 in group).......................       220,215(16)(17)           827,978

---------------

 (1) Beneficial ownership is defined in applicable Securities and Exchange Commission rules as sole or shared power to vote or to direct the disposition of a security. All beneficial ownership is with sole voting power and sole investment power except as described in the Notes below.

 (2) None of the nominees for election to the Board of Directors, other than Richard M. Jaffee and Daniel S. Jaffee, own any shares of Class B stock. The number of shares of Common Stock owned beneficially by each of the other nominees for election to the Board of Directors other than Edgar D. Jannotta, constitute less than 1% of the number of outstanding shares of Common Stock and represent shares having less than 1% of the aggregate voting power of the Common Stock and Class B Stock.

 (3) For information regarding the shares owned by Richard M. Jaffee, see the table under the heading "Principal Stockholders" and the Notes thereto.

 (4) Includes 2 shares of Common Stock owned by Daniel S. Jaffee's spouse and 33,000 and 4,000 shares of Common Stock which Daniel S. Jaffee and his spouse, respectively, have the right to acquire within 60 days of September 30, 1998, pursuant to stock options.

 (5) Includes 15,951 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Richard M. Jaffee 1993 Annuity Trust and 15,963 shares of Class B Stock held by Daniel S. Jaffee as trustee of the Shirley Jaffee 1993 Annuity Trust. Daniel S. Jaffee has beneficial ownership of 4.09% of Class B Shares which represents 3.13% of the aggregate voting power of Common Stock and Class B Stock.

 (6) Mr. Jannotta is a senior director of William Blair & Company, L.L.C. which has served as the Company's investment banking advisor for a number of years. The shares of Common Stock shown above as owned by Mr. Jannotta represent 1.13% of the outstanding shares of Common Stock, but represent less than 1.0% of the aggregate voting power of the Common Stock and Class B Stock. These shares do not include shares held by William Blair & Company, L.L.C. in its proprietary or managed accounts.

 (7) Includes 888 shares of Common Stock owned by Mr. Paul Miller's spouse.

 (8) Includes 800 shares of Common Stock owned by Mr. Murray's spouse.

 (9) Does not include shares owned by the Jaffee Investment Partnership, L.P. For information regarding the shares held by the partnership see the table under the heading "Principal Stockholders" and the Notes thereto.

(10) Includes 18,500 shares of Common Stock which Mr. Joseph Miller has the right to acquire within 60 days of September 30, 1998, pursuant to stock options.

(11) Richard M. Jaffee and Robert D. Jaffee are brothers. Daniel S. Jaffee is Richard M. Jaffee's son.

(12) Robert D. Jaffee, an incumbent director, is not a current nominee for the Board of Directors.

(13) Includes 3,000 shares of Common Stock which Mr. Levy has the right to acquire within 60 days of September 30, 1998.

(14) Includes 4,701 shares of Common Stock owned by Mr. Richard V. Hardin's spouse, and 2,000 shares of Common Stock which Mr. Hardin has the right to acquire within 60 days of September 30, 1998, pursuant to stock options. Mr. Hardin is Richard M. Jaffee's son-in-law.

(15) Includes 22,361 shares of Class B Stock owned by Richard V. Hardin's spouse and 3,000 shares of Class B Stock owned by his spouse as trustee for their children. Richard Hardin has beneficial ownership of 1.76% of Class B Shares which represents 1.35% of the aggregate voting power of Common Stock and Class B Stock.

(16) Includes 4,100 shares of Common Stock which an executive officer not named has the right to acquire within 60 days of September 30, 1998. Also includes 2,000 shares of restricted stock granted to another unnamed executive officer, which vest on October 6, 1999 and which he has the power to vote.

(17) Includes 82,600 shares of Common Stock which constitute all such shares that the executive officers and directors of the Company have the right to acquire within 60 days of September 30, 1998 (including the shares of Common Stock which may be acquired as described in Notes above and in the Notes under the heading "Principal Stockholders").

INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During the fiscal year ended July 31, 1998, four meetings of the Board of Directors were held. Each director, with the exception of Arnold W. Donald, attended at least 75% of the meetings of the Board and of any Board Committee on which he sits.

     The Company has an Audit Committee presently composed of three persons who are outside directors -- Messrs. J. Steven Cole, Allan H. Selig, and Ronald B. Gordon. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants, reviews the scope of the audit and other services rendered by independent public accountants and the fees and other arrangements regarding the services of independent public accountants, reviews audit results with the independent public accountants, and receives reports on the Company's accounting systems and internal accounting controls. In addition, the Audit Committee reviews related transactions and potential conflicts of interest with regard to such transactions. The Audit Committee held one meeting during the fiscal year ended July 31, 1998.

     The Company has a Compensation Committee and a Stock Option Committee, each presently composed of four persons who are outside directors -- Messrs. J. Steven Cole, Paul J. Miller, Allan H. Selig, and Ronald B. Gordon. The Compensation Committee is responsible for reviewing the compensation, including benefits, of the Chief Executive Officer and other executive officers of the Company. The Stock Option Committee is responsible for reviewing the Company's stock option plans and granting stock options to employees, including grants to the executive officers of the Company. The Compensation Committee and the Stock Option Committee generally meet jointly. During the fiscal year ended July 31, 1998, there were three joint meetings and one action by consent.

     The Company does not have a nominating committee.

                            1. ELECTION OF DIRECTORS

     The shares represented by each proxy will be voted, if no contrary instruction is indicated in the proxy, to elect as directors the ten nominees named below to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualify. Each nominee is currently a director of the Company. If any nominee should be unable or unwilling to serve, which is not now contemplated, the proxy holders may, but will not be bound to, vote for a substitute nominee.

                             NOMINEES FOR DIRECTORS

       [PHOTO]         Chairman of the Board of the Company
 Richard M. Jaffee
      Age 62           Mr. Jaffee received a degree from the University of
Director since 1958    Wisconsin School of Business in 1957 and earned his CPA
                       certificate in that same year. He worked briefly for the
                       public accounting firm of Touche Niven et. al. After service as an officer in the U.S. Army, he joined the Company in
                       1958, becoming its president in 1960, a position he held
                       until 1995. He has served as Chairman of the Board of the
                       Company since 1962. He served as Chief Executive Officer of the Company from 1962 until 1997. Mr. Jaffee is a director of Harris Bancorp, Inc. and Bankmont Financial, subsidiaries of the Bank of Montreal. He is a trustee and a member of the executive committee of Rush-Presbyterian-St. Luke's Medical
                       Center, the Illinois Institute of Technology, and the
                       Chicago Historical Society. In addition he is a trustee of the Chicago Museum of Science and Industry and a director of
                       Students in Free Enterprise.

       [PHOTO]         President and Chief Executive Officer of the Company
 Daniel S. Jaffee      Chief Executive Officer of Favorite Products, Ltd., a
      Age 34           Subsidiary of the Company
Director since 1992
                       Mr. Jaffee graduated from Georgetown University in 1986. Mr.
                       Jaffee joined the Company in 1987 after a year with Price
                       Waterhouse. He was a product manager in the Industrial and
                       Agricultural divisions of the Company until 1989. Mr. Jaffee was Group Vice President of Canadian Operations, Management
                       Information Systems and Finance of the Company in 1990. In
                       1990 he also became Chief Financial Officer of the Company, a position he held until 1995. From 1990 to 1992, Mr. Jaffee was Group Vice President, Domestic and Canadian Operations
                       of the Company. From 1992 to 1994, Mr. Jaffee was Group Vice
                       President Canadian Operations and Consumer Products-Grocery
                       of the Company. From 1994 until 1995 he was Group Vice
                       President, Consumer Products of the Company. Since 1990 he
                       has been Chief Executive Officer of Favorite Products, Ltd., a Subsidiary of the Company. Mr. Jaffee became President of the Company in 1995 and Chief Executive Officer in 1997. He
                       was Chief Operating Officer from 1995 to 1997. Mr. Jaffee's civic activities include the Lawndale Community Church's
                       track club, the Chicago Foundation for Education, and the
                       Anti-Cruelty Society of Chicago.

      [PHOTO]          President, Cole and Associates
  J. Steven Cole       Chairman of the Board, SAV-A-LIFE Systems, Inc.
      Age 64
Director since 1981    Mr. Cole graduated from the University of Wisconsin in 1957.
                       After serving as an officer in the United States Army, he
                       received a master's degree from the American Graduate School for International Business following graduate studies at the
                       University of Michigan. He began his career at Abbott
                       Laboratories in 1962. Later, he joined G.D. Searle and
                       Company, where he became Vice President of the Asian and
                       Canadian Divisions, a position he held until 1986. In 1986,
                       Mr. Cole joined A.H. Robins Company, where he was a senior vice president responsible for all international operations until 1990. In 1990, he became president of Cole and
                       Associates, an international consulting firm. In 1990 Mr.
                       Cole also became president of SAV-A-LIFE Systems, Inc., a
                       firm selling specialty products to the dental and medical
                       professions. He held this position until 1994 when he became
                       Chairman of the Board. Mr. Cole is also a director of
                       Chapman's Partners.

      [PHOTO]          Senior Vice President, Monsanto Life Sciences Company
 Arnold W. Donald
      Age 43           Mr. Donald received a BA degree in economics from Carleton
Director since 1997    College in 1976, earned a BS degree in mechanical
                       engineering from Washington University in St. Louis in 1977, and an MBA from the University of Chicago Graduate School of
                       Business in 1980. Mr. Donald joined Monsanto Company in 1977 as a senior market analyst. He joined the agricultural group in 1981 and in 1983 became Market Manager-Canada. In 1986 he became U.S. Product Director for Roundup, and in 1987 was
                       named head of the lawn and garden business. In 1991 he
                       became Vice President, Residential Products Division, and in
                       1992 he became Vice President and General Manager of the
                       Crop Protection Products Division. In 1993 the agricultural group was reorganized on a geographical basis and he was
                       named Group Vice President of the North American Division.
                       In 1994 the division was expanded to include Latin America and Mr. Donald became Group Vice President and General
                       Manager. In 1995 he was named President, Crop Protection; in
                       1997 assumed the position of Co-President, Ag Sector; and in
                       1998 was named to his current position of Senior Vice
                       President. Mr. Donald serves on the executive boards of the
                       American Crop Protection Association, Washington University
                       Eliot Society, and Fair St. Louis. He serves on the boards of Strategic Distribution, Inc., Jackson Laboratories, St.
                       Louis Region Commerce and Growth Association, National FFA
                       Organization, Carleton College, Opera Theatre of St. Louis,
                       and the Municipal Theatre Association of St. Louis. He is a
                       member of the advisory boards of the Junior League of St.
                       Louis and the St. Louis Butterfly House and serves on the
                       national Advisory Council for Washington University's School of Engineering. He is also a member of the Executive
                       Leadership Council.

      [PHOTO]          Chief Executive Officer, Beiersdorf North America
 Ronald B. Gordon
      Age 55           Mr. Gordon graduated from the University of Pennsylvania in
Director since 1995    1964 and received a master's degree from Columbia University in 1966. Mr. Gordon worked in brand management and
                       advertising management for Procter & Gamble from 1966 to
                       1983. In 1983, Mr. Gordon joined International Playtex, Inc.
                       as Vice President and General Manager of Playtex Family
                       Products, U.S. He became Senior Vice President and General
                       Manager of U.S. and Canadian Playtex Family Products in 1985
                       and held that position through 1987. Mr. Gordon was
                       Executive Vice President of the Playtex Family Products
                       Corporation from 1988 through 1989. During 1990, Mr. Gordon was an independent executive consultant. Mr. Gordon joined
                       Goody Products, Inc. in 1991 as President and Chief
                       Operating Officer and held that position until 1994. Mr.
                       Gordon founded Gordon Investment Group, a company which
                       finances and oversees start-up businesses, in 1994. In 1997,
                       Mr. Gordon joined Beiersdorf, Inc. as Chief Executive
                       Officer of their North American operations. He is a director of Creative Products Resource, Inc. and an associate trustee of the University of Pennsylvania.

       [PHOTO]         Senior Director, William Blair & Company, L.L.C.
 Edgar D. Jannotta
      Age 67           Mr. Jannotta graduated from Princeton University in 1953 and
Director since 1969    after graduation served as an officer in the United States
                       Navy. He received a master's degree from Harvard Business
                       School in 1959. Mr. Jannotta joined William Blair & Company in 1959. Mr. Jannotta served as managing partner of William
                       Blair & Company from 1977 until 1995 and as senior partner in 1995. In 1996 William Blair & Company converted from a
                       partnership and became William Blair & Company, L.L.C. Mr.
                       Jannotta became a senior director at that time. He is a
                       director of AAR Corp., Aon Corporation, Bandag,
                       Incorporated, Molex Incorporated, and Unicom Corporation.
                       Mr. Jannotta is President and a trustee of Lyric Opera of
                       Chicago and a trustee and Vice-Chairman of the Board of The
                       University of Chicago. He is also a trustee of
                       Rush-Presbyterian-St. Luke's Medical Center, Chicago
                       Historical Society, and Chicago Foundation for Education.

       [PHOTO]         Vice-Chairman of the Board of the Company
 Joseph C. Miller
      Age 56           Mr. Miller graduated from the West Virginia University
Director since 1989    School of Business in 1964. After serving as an officer in the United States Army, he joined Republic Steel Corporation in 1966. Mr. Miller served as president of Lowes, Inc.,
                       Inland Distributing and Whiteford Transportation Systems. He
                       joined the Company in 1989 as Vice President of Corporate
                       Planning and Marketing. He served as Group Vice President
                       for Sales, Marketing and Distribution from 1990 to 1993. Mr.
                       Miller was Senior Vice President for the Consumer,
                       Industrial & Environmental and Transportation Groups of the
                       Company from 1993 to 1995. He became Vice Chairman of the
                       Board in 1995. Mr. Miller is a director of Key Bank of
                       Indiana and Travelmore, Inc. He is a trustee and Vice
                       Chairman of St. Joseph Care Group and Co-Chairman of the
                       Center of Hope Campaign.

       [PHOTO]         Partner, Sonnenschein Nath & Rosenthal
  Paul J. Miller
      Age 69           Mr. Miller graduated from Yale University in 1950. He
Director since 1975    received his law degree from Harvard Law School in 1953. Mr.
                       Miller served as an officer in the Judge Advocate General's
                       Corps of the United States Army from 1954 to 1957. He joined
                       Sonnenschein Nath & Rosenthal, attorneys and general counsel to the Company, in 1957. He has been a partner of the firm since 1963.

       [PHOTO]         Professor Emeritus of Geology, Indiana University
  Haydn H. Murray      President, H. H. Murray and Associates
      Age 74
Director since 1984    After serving in the military as an officer from 1943 to
                       1946, Dr. Murray attended the University of Illinois, from which he received a bachelor's, a master's and a doctorate.
                       Upon completion of his doctorate, Dr. Murray joined Indiana
                       University, becoming Associate Professor in 1954. Dr. Murray joined Georgia Kaolin as its Director of Research and
                       Development in 1957 and held several executive positions
                       including Executive Vice President from 1964 until 1973. He returned to Indiana University as Chairman of the Department of Geology in 1973 and held that position until 1984. He was
                       Professor of Geology from 1984 to 1994 and Professor
                       Emeritus from 1994 to present. In 1994, Dr. Murray formed
                       H.H. Murray and Associates, a consulting firm. He is a
                       trustee of the Grassmann Trust and the Union Foundation and immediate past president of the International Clay Minerals
                       Association.

       [PHOTO]         Commissioner of Major League Baseball
  Allan H. Selig       President and Chairman of the Board, Selig Lease Company
      Age 64
Director since 1969    Mr. Selig received a bachelor's degree from the University of Wisconsin in 1956. After two years in the United States
                       Army, Mr. Selig joined Selig Ford, Inc. He served as
                       president of Selig Ford (which became Selig Chevrolet in
                       1982) from 1959 until 1990. Since 1970 he has served as
                       Chairman of the Board and President of Selig Lease Company.
                       Mr. Selig became President and Chief Executive Officer of
                       the Milwaukee Brewers Baseball Club, Inc. in 1970 and served in that capacity until 1998 when he was elected to the
                       position of Commissioner of Major League Baseball. He also served as Chairman of the Executive Council of Major League
                       Baseball from 1992 to 1998. Mr. Selig is a director of the
                       Green Bay Packers, Baird Mutual Funds, Greater Milwaukee
                       Committee, University of Wisconsin Medical School, Marcus
                       Corp. and the Milwaukee Club. He is founder and Vice
                       Chairman of Athletes for Youth and co-founder of the Child
                       Abuse Prevention Fund.

                             EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended July 31, 1998, 1997 and 1996, the compensation of the chief executive officer, the four other most highly compensated executive officers of the Company serving as such at July 31, 1998 and one other person who would have been included except that he was not serving as an executive officer at July 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                    COMPENSATION(7)
                                                ANNUAL COMPENSATION(1)           ---------------------
                                         ------------------------------------    RESTRICTED
          NAME AND             FISCAL                            OTHER ANNUAL      STOCK       OPTION      ALL OTHER
     PRINCIPAL POSITION         YEAR      SALARY      BONUS      COMPENSATION      AWARDS      AWARDS     COMPENSATION
     ------------------        ------    --------    --------    ------------    ----------    -------    ------------
Richard M. Jaffee............   1998     $300,000          --      $10,324(2)          --           --      $145,906(3)(4)
  Chairman of the Board         1997      300,000    $120,000        4,832             --        7,500       155,153
                                1996      300,000          --        4,087             --       20,000       190,065

Daniel S. Jaffee.............   1998     $225,000    $ 83,250           --             --      232,500      $    500(6)
  President and                 1997      169,058      67,623           --             --       15,000           375
  Chief Executive Officer       1996      154,350      15,187           --             --       40,000           250

Michael L. Goldberg..........   1998     $178,917    $ 57,668           --             --       58,000      $    500(6)
  Executive Vice President,     1997      166,417      54,917           --             --        4,500            --
  Chief Financial Officer and   1996       40,000       3,608      $26,575(8)     $27,250(9)    12,000            --
  Corporate Secretary

Steven M. Levy...............   1998     $148,542    $ 42,780      $ 7,039(10)         --       95,000      $    500(6)
  Vice President,               1997      132,150      47,574       58,935(10)         --        3,750           375
  Consumer Products Div.        1996      126,150       9,309       58,917(10)         --       10,000           125

Richard V. Hardin............   1998     $126,791    $ 35,186      $ 7,793(2)          --        1,125      $    500(6)
  Group Vice President,         1997      124,292      37,287        6,197             --        1,125           375
  Technology                    1996      120,900       9,913        3,573             --        3,000           250

Norman B. Gershon(5).........   1998     $240,000    $ 43,056           --             --           --      $  6,398(5)
  Vice President,               1997      240,000      36,000           --             --        1,500         7,163
  International Operations      1996      240,000       8,855           --             --        4,000         8,176

---------------

 (1) Amounts shown include cash compensation earned during the year covered, whether received or deferred at the election of the officer, including amounts earned but deferred at the election of those officers pursuant to the Oil-Dri Corporation of America Deferred Compensation Plan. In the fiscal year ended July 31, 1998, $25,000 and $36,746 was deferred by Daniel
     S. Jaffee and Richard V. Hardin, respectively, under the provisions of the Plan. Interest on deferred compensation under the Plan is described under the heading, "Remuneration of Directors".

 (2) Interest accrued on income deferred by Richard M. Jaffee and Richard V. Hardin under the Company's Key Employee and Director Deferred Compensation Program. This is the amount of interest in excess of 120% of the applicable Federal rate under Internal Revenue Code Section 1274(d). Deferrals under this plan were discontinued as of January 1, 1996.

 (3) The Company provides split dollar joint survivorship life insurance policies in the aggregate amount of $10,000,000 on the lives of Richard M. Jaffee and his wife, with payment to be made on the death of the last to survive. The premiums paid by the Company on the policies, net of dividends, are charged to an open account established by the Company. No interest accrues on the balance of the open account. On the death of the insured, the estate of the deceased is obligated to pay the balance of the deceased's open account in full. The value of the premiums paid by the Company is estimated as if such premiums were advanced to Mr. Jaffee without interest for the actuarially determined period between the Company's payment of the premium and its refund to the Company; such value for the fiscal year ended July 31, 1998, was $119,922.

 (4) $625 represents payments on behalf of Mr. Jaffee by the Company to a defined contribution plan. $19,424 constitutes the economic benefit to Mr. Jaffee of the term life component of the split dollar policies described in Note (3); Mr. Jaffee pays this amount directly to the insurance company as premium and is reimbursed by the Company. $5,935 constitutes the estimated economic benefit for fiscal year 1998 of an agreement between the Company and Mr. Jaffee to pay Mr. Jaffee $300,000 upon his retirement. On death or total disability of Mr. Jaffee during the term of the agreement, the Company has agreed to pay his widow or the Richard M. Jaffee Revocable Trust an amount equal to two fiscal years' compensation based upon the highest amount per fiscal year paid him during the period beginning August 1, 1989. Effective August 1, 1999, this agreement has been amended to eliminate thereafter the payment on death described in the preceding sentence and to continue its term until 2009.

 (5) Mr. Gershon's compensation includes a cost-of-living factor reflecting the fact that Mr. Gershon is based in Switzerland. $6,398 represents payments on behalf of Mr. Gershon by Oil-Dri, S.A., a subsidiary, to a defined contribution plan. At July 31, 1998, the Company no longer classified Mr. Gershon as an executive officer, as that term is defined under Security and Exchange Commission regulations.

 (6) Amounts shown represent payments by the Company on behalf of Messrs. Daniel
     S. Jaffee, Michael L. Goldberg, Richard V. Hardin and Steven M. Levy to a defined contribution plan.

 (7) No stock appreciation rights (SARs) or other long-term incentive plan payouts, other than restricted stock and options, were granted or earned by the executive officers in any fiscal year covered by this table.

 (8) In the fiscal year ended July 31, 1996, Mr. Goldberg received a $25,000 hiring bonus.

 (9) The restricted stock shown in the table vested on May 1, 1998.

(10) Amounts shown include a hiring bonus of $20,000, $10,000 of which was paid in the fiscal year ended July 31, 1996. Mr. Levy was reimbursed for relocation expenses of $36,346 and $28,661 in the fiscal years ended July 31, 1997 and 1996, respectively. In the fiscal years ended July 31, 1998, 1997 and 1996, Mr. Levy was reimbursed $7,039, $16,289 and $14,655 for taxes associated with the reimbursement of these relocation expenses.

STOCK OPTIONS

     Shown in the tables below is information with respect to (i) options to purchase the Company's Stock (as defined below in Note (1) granted in the fiscal year ended July 31, 1998 to the executive officers named in the "Summary Compensation Table" ("Named Officers") and (ii) unexercised options to purchase the Company's Common Stock or Stock as defined in Note (1) which were held as of July 31, 1998 by the Named Officers. No options were exercised by any of the Named Officers listed below during the 1998 fiscal year. In addition, the "Ten Year Option Repricing Table" furnishes information concerning repricing of options held by executive officers during the last 10 completed fiscal years.

                               1998 OPTION GRANTS

                                                                                       POTENTIAL REALIZED VALUE AT
                               NUMBER OF       % OF TOTAL                                ASSUMED ANNUAL RATES OF
                                SHARES           OPTIONS                               STOCK PRICE APPRECIATION FOR
                              UNDERLYING         GRANTED                                      OPTION TERM(2)
                                OPTIONS      TO EMPLOYEES IN   EXERCISE   EXPIRATION   ----------------------------
           NAME              GRANTED(1)(3)     FISCAL YEAR     PRICE($)      DATE         5%($)           10%($)
           ----              -------------   ---------------   --------   ----------   ------------    ------------
Richard M. Jaffee..........          --             --              --          --             --              --
Daniel S. Jaffee(6)........      32,500           3.14%         17.625     9/19/07        360,239         912,916
                                100,000(4)        9.65          15.938     4/16/08      1,002,301       2,540,027
                                100,000           9.65          14.063     6/24/08        884,388       2,241,200

Michael L. Goldberg........       9,000           0.87          17.625     9/19/07         99,759         252,807
                                 24,500(4)        2.36          15.938     4/16/08        245,564         622,307
                                 24,500           2.36          14.063     6/24/08        216,674         549,094

Steven M. Levy.............       7,500           0.72          17.625     9/19/07         83,132         210,673
                                 38,750(4)        3.71          15.938     4/16/08        385,886         977,910
                                 10,000           0.96          14.625     6/09/08         91,976         233,085
                                 38,750           3.71          14.063     6/24/08        340,487         862,862

Richard V. Hardin(6).......       1,125           0.11          17.625     9/19/07         12,470          31,601

Norman B. Gershon..........          --             --              --          --             --              --

---------------

(1) All options to purchase the Company's Stock granted in the fiscal year ended July 31, 1998 were issued under the terms of the Oil-Dri Corporation of America 1995 Long Term Incentive Plan. "Stock" as defined in the Plan means Class A Common Stock, except that if no Class A Common Stock is issued and publicly traded on any securities market when options are exercised, the shares awarded would be Common Stock and, with respect to any Award made in Class B Stock to a member of the Jaffee Family who is an employee of the Company or one of its subsidiaries that is more than 50% owned by the Company, Class B Stock. As of the date of this Proxy Statement, no shares of Class A Common Stock had been issued.

(2) Potential gains are net of exercise price, but before any taxes that may be associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission's rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall market conditions, and the option holders' continued employment through the term of the option. The amounts reflected in this table may not necessarily be achieved.

(3) The Company's option plans are administered by the Stock Option Committee of the Board of Directors. All options granted in the fiscal year ended July 31, 1998 have an exercise price equal to the fair market value on the date of grant and, except for the options repriced on June 24, 1998, vest over a five year period with 25% vesting on the second anniversary of the grant date and 25% vesting on each of the three anniversary dates thereafter. The options repriced on June 24, 1998 had an additional three month period prior to any vesting. The Company granted options to purchase an aggregate of 1,036,125 shares of Stock to employees in fiscal 1998. This amount includes grants on 442,250 shares that were canceled as well as the repriced options granted upon such cancellation.

(4) As noted in the Report of the Compensation and Stock Option Committees, the Stock Option Committee authorized the cancellation of these options on June 24, 1998 and their reissuance at a price of $14.0625.

(5) No stock appreciation rights (SARs) were granted in the fiscal year covered by this table.

(6) Options shown for Daniel S. Jaffee and Richard V. Hardin are on shares of Class B Stock.

                       OPTION FISCAL YEAR END VALUE TABLE

                                                                                      VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED                   IN-THE-MONEY
                                                    OPTIONS AT FY-END                OPTIONS AT FY-END($)(2)
                                               ---------------------------         ---------------------------
                   NAME(1)                     EXERCISABLE   UNEXERCISABLE         EXERCISABLE   UNEXERCISABLE
                   -------                     -----------   -------------         -----------   -------------
Richard M. Jaffee............................    13,500           9,000(3)            $  0          $    0
                                                  5,000          22,500(4)(5)            0               0

Daniel S. Jaffee.............................    30,062           9,000(3)               0               0
                                                 10,000         177,500(4)(5)            0               0
Michael L. Goldberg..........................     3,000          47,000(4)(5)          375           1,125

Steven M. Levy...............................     3,000           2,000(3)               0               0
                                                  2,500          67,500(4)(5)            0               0

Richard V. Hardin............................     3,070           1,000(3)               0               0
                                                      0           4,500(4)(5)            0               0

Norman B. Gershon............................     1,570               0(3)               0               0
                                                  1,000           4,500(4)(5)            0               0

---------------

(1) No stock appreciation rights (SARs) were exercised in the fiscal year covered by this table or outstanding at July 31, 1998.

(2) The closing price of a share of Common Stock on July 31, 1998 was $13.75.

(3) Options to purchase shares of Common Stock of the Company.

(4) Options to purchase shares of Stock as defined by the terms of the 1995 Long Term Incentive Plan; see Note(1) under the preceding table "1998 Option Grants". Of Daniel S. Jaffee's 177,500 unexercisable options, 132,500 relate to Class B Stock. Of Mr. Hardin's 4,500 unexercisable options, 1,125 relate to Class B Stock.

(5) On September 18, 1998, the Stock Option Committee of the Company authorized the repricing at the market price of $11.25 of all options previously issued under the 1995 Long Term Incentive Plan. All the Named Officers presented in this table elected to reprice and begin a new five year vesting period. Such repriced options issued to Messrs. Richard M. Jaffee, Daniel S. Jaffee and Richard V. Hardin all relate to Class B Stock.

                     TEN YEAR OPTION REPRICING TABLE (1)(4)

                                                                                                            LENGTH OF
                                             NUMBER OF                                                       ORIGINAL
                                             SECURITIES         MARKET PRICE                               OPTION TERM
                                             UNDERLYING         OF STOCK AT    EXERCISE PRICE              REMAINING AT
                                          OPTIONS REPRICED        TIME OF        AT TIME OF       NEW        DATE OF
                               DATE OF       OR AMENDED         REPRICING OR    REPRICING OR    EXERCISE   REPRICING OR
            NAME              REPRICING        (#)(2)           AMENDMENT($)    AMENDMENT($)    PRICE($)    AMENDMENT
            ----              ---------   ----------------      ------------   --------------   --------   ------------
Daniel S. Jaffee............   8/16/94          5,000             $19.0000        $22.3750      $19.0000    102 months
President and Chief            8/16/94         15,000              19.0000         22.7500       19.0000     79 months
Executive Officer              6/24/98        100,000(1)(3)        14.0625         15.9375       14.0625    118 months

Michael L. Goldberg.........   6/24/98         24,500(1)(3)        14.0625         15.9375       14.0625    118 months
Executive Vice President,
Chief Financial Officer and
Corporate Secretary

Steven M. Levy..............   6/24/98         38,750(1)(3)        14.0625         15.9375       14.0625    118 months
Vice President, Consumer
Products Division

Herbert V. Pomerantz(5).....   8/16/94          5,000              19.0000         22.3750       19.0000    102 months
Senior Vice President,
Agricultural & Specialty
Products

---------------

(1) See "Report of the Compensation Committee and the Stock Option Committee of Oil-Dri Corporation of America on Executive Compensation -- 1995 Long Term Incentive Plan".

(2) Repriced options were granted on a one for one basis.

(3) See Note 5, "Option Fiscal Year End Value Table" and Note 3, "1998 Option Grants".

(4) The Company has never issued stock appreciation rights (SARs).

(5) Mr. Pomerantz resigned October 9, 1995.

PENSION PLANS

     The Company's pension plan covering salaried employees is a non-contributory, qualified, defined benefit plan. The plan provides for pensions based on credited years of service and cash compensation (excluding compensation paid under the Company's Incentive Bonus Plan) during the highest paid consecutive five years during the last ten years of employment. The following table presents estimated annual retirement benefits payable upon normal retirement at age 65 and is computed on the basis of a 5-year certain and life annuity. The benefits listed are not subject to a deduction for social security or other offset amounts.

                                   ESTIMATED ANNUAL BENEFITS AT YEARS OF SERVICE INDICATED
   HIGHEST CONSECUTIVE 5-YEAR     ----------------------------------------------------------
      AVERAGE COMPENSATION        15 YRS    20 YRS    25 YRS    30 YRS    35 YRS     40 YRS
--------------------------------  -------   -------   -------   -------   -------   --------
     $125,000...................  $18,100   $24,100   $30,100   $36,100   $36,100   $ 39,200
      150,000...................   22,200    29,600    37,000    44,400    44,400     48,900
      175,000...................   26,300    35,100    43,900    52,600    52,600     58,700
      200,000...................   30,400    40,600    50,700    60,900    60,900     68,400
      225,000...................   34,600    46,100    57,600    69,100    69,100     78,200
      250,000...................   38,700    51,600    64,500    77,400    77,400     87,900
      300,000...................   46,900    62,600    78,200    93,900    93,900    107,400

     The individuals named in the Summary Compensation Table are participants in the Company's pension plan and had compensation as defined in the pension plan for the fiscal year ended July 31, 1998 and number of years of service as of August 1, 1998 under the pension plan as follows: Richard M. Jaffee, $160,000, 40 years; Norman B. Gershon, $160,000, 28 years; Daniel S. Jaffee, $160,000, 10 years; Michael L. Goldberg, $160,000, 2 years; Steven M. Levy, $148,542, 2 years; Richard V. Hardin, $126,791, 16 years. Messrs. Richard Jaffee, Norman B. Gershon, Daniel S. Jaffee, and Michael L. Goldberg are currently limited to $160,000 because of applicable Internal Revenue Code Limitations. The limitation of $160,000 for cash compensation became effective for the Company's pension plan on August 1, 1994. Benefits already accrued as of this date for Richard M. Jaffee and Norman B. Gershon are not reduced by the change. The Company does not have a supplemental executive retirement program.

REMUNERATION OF DIRECTORS

     Each director of the Company who is not also an officer of the Company receives an annual retainer of $8,000 and also receives a fee of $2,000 for each meeting attended.

     Under the Oil-Dri Corporation of America Deferred Compensation Plan, the Company's directors were entitled to defer all or a portion of their director compensation at an interest rate equal to the Company's long term cost of borrowing from time to time. During the fiscal year ended July 31, 1998, Messrs. Robert D. Jaffee, Haydn H. Murray and Edgar D. Jannotta deferred director compensation under this plan.

     In addition to their director remuneration, during the fiscal year ended July 31, 1998, Mr. Robert D. Jaffee, Mr. Haydn H. Murray, and Mr. Ronald B. Gordon were paid $30,000, $20,500 and $6,153 respectively for consulting services.

     On June 9, 1998 the Board of Directors approved the Oil-Dri Corporation of America Outside Director Stock Plan. On that date, Messrs. Paul J. Miller, Donald, Selig, Cole, Murray, Jannotta and Gordon were each awarded an option on 10,000 shares of Common Stock at the closing market price on that date of $14.625. One hundred and thirty thousand shares are reserved from Treasury shares for future grants under the Plan.

                      REPORT OF THE COMPENSATION COMMITTEE
                                    AND THE
                             STOCK OPTION COMMITTEE
                                       OF
                         OIL-DRI CORPORATION OF AMERICA
                                       ON
                             EXECUTIVE COMPENSATION

COMPENSATION POLICY

     Oil-Dri's compensation policy is to provide its executive officers and other salaried employees with compensation opportunities competitive with comparable size companies, reflecting annual incentive opportunities commensurate with Company performance and level of responsibility, while allowing for recognition of divisional and individual performance. In determining the marketplace, Oil-Dri refers to salary surveys prepared and published by several large consulting firms. The companies represented in the surveys, which participate on a voluntary basis, are not the same group as that included in the Peer Group on the Performance Graph. On occasion the Company also uses the services of outside consultants. Using these sources, the Company sets its compensation policy to reflect the median of the marketplace. Further aligning compensation with overall Company performance, Oil-Dri makes periodic awards of stock options and restricted stock to key management officers and employees. This policy, the components of compensation which implement it, and its administration, continued in fiscal 1998 with adjustments made to link annual bonus not solely to corporate performance in meeting overall Company objectives, but also more directly to divisional and individual performance in meeting prescribed divisional and individual objectives. These adjustments provide greater incentive to achieve goals by permitting each participant to better evaluate the impact of his or her efforts on bonus amount while permitting management to improve accountability for meeting prescribed goals.

     At present compensation levels, and given the performance based nature of the Company's Stock Option Plan, limitations on federal income tax deductibility of a top officer's compensation in excess of $1,000,000 have no impact. In general, the Company favors the preservation of tax deductibility, but reserves the right to reconsider this position.

COMPENSATION COMPONENTS

     Cash compensation for non-sales employees has two components, base salary and annual incentive bonus. (Sales employees generally have a third component -- bonus related to sales objective). For divisional employees, the largest percentage of incentive bonus is based on divisional performance against divisional objectives, the next largest on overall corporate performance against corporate objectives, and the remainder on individual achievement of pre-agreed individual objectives. For non-divisional employees (including four of the executive officers) bonus is tied predominately to overall corporate performance against corporate targets, the remainder tied to individual achievement of pre-agreed individual objectives. The Company has a number of salary grades reflecting differing levels of responsibility. For each salary grade, a minimum and maximum salary range is established based on a survey of comparable-sized companies. Incentive compensation is a target bonus equal to a percentage of the individual's annual base salary. This percentage is determined by the salary grade which reflects the level of responsibility and expected contribution of the position to the Company's financial results. For the individual's target to be fully achieved, Oil-Dri must meet projected overall corporate financial goals which are reviewed by the Compensation Committee and the individual's divisional and individual target goals must be met ("Plan"). Minimum and maximum payouts are set in relation to the achievement of these combined financial thresholds. In the fiscal year ended July 31, 1998, the Company fell slightly short of its financial goals under the Plan and, as a result, an aggregate of approximately $1,505,000 in bonus was paid.

     The annual incentive plan is designed to require communication to employees of expectations for Company performance and for potential individual rewards. As adjusted for 1998, it provided significant rewards to divisional employees upon achievement of divisional sales and pretax earnings goals which affected Oil-Dri's overall performance, to non-divisional employees (including four executive officers) based upon achievement of overall corporate sales and pretax earnings performance, and to all employees at higher responsibility levels (including all executive officers) upon achievement of pre-agreed individual goals. The fiscal 1998 Incentive Bonus program provided that no bonus is payable (other than the component related to individual goals) unless a minimum Company performance threshold is achieved. As adjusted, this Plan better links Company performance and total annual pay. It provides for broad based participation, so that each salaried employee recognizes that he or she can contribute to the Company's success.

ADMINISTRATION OF THE COMPENSATION PROGRAM

     During the year there is a review of employee performance and progress. At least once a year employee performance is documented and plans for employee development are discussed. At that review the employee's salary is reviewed and, based on the position of the salary within the salary range and the performance of the individual, a base salary change may, but will not necessarily, be recommended. On the basis of that review, any adjustment to reflect the employee's performance in incentive bonus is also determined.

     The Compensation Committee reviews and generally oversees the Company's compensation program. The Company reviews with the Compensation Committee the prior year's salary results for the various base salary ranges and incentive bonus targets, and reviews the base salary ranges and the target bonus percentages for the coming year. In reviewing target bonus percentages for the coming fiscal year, the Company presents its earnings expectations for that year. For the fiscal year ending July 31, 1998 (and for the fiscal year to end July 31, 1999), the Company recommended and the Compensation Committee approved adoption of a corporate pre-tax earnings target, after giving effect to bonus payments, and a corporate sales target, with no bonus payable with respect to the earnings target unless a minimum of 80% of Plan (90% for fiscal 1999) is achieved and no bonus payable with respect to the sales target unless a minimum of 90% of Plan is achieved. No individual bonus of more than 200% of individual target bonus can be paid. Company recommendations for stock option grants and restricted stock grants to be made from time to time are reviewed with, and approved by, the Company's Stock Option Committee.

1995 LONG TERM INCENTIVE PLAN

     At its meeting on September 19, 1997, the Stock Option Committee reviewed management's proposal for fiscal 1998 grants of stock options under the 1995 Long Term Incentive Plan ('95 Plan) and reviewed grants of restricted stock under the '95 Plan. It noted the small number of shares that would be available for future grants under the '95 Plan after those grants. It also reviewed a proposal, presented to, and approved by, the Board at its October 14, 1997 meeting, to amend the Company's Certificate of Incorporation to permit the use of Class B Stock in grants of stock options and other stock awards to members of the Jaffee Family who are employees, officers or directors of the Company or any of its 50% owned subsidiaries and an amendment to the '95 Plan to permit such grants to Jaffee Family members who are employees or officers. The Stock Option Committee authorized the fiscal 1998 stock option grants substantially as proposed by management and concluded, and recommended to the Board, that an additional 500,000 shares of stock should be authorized for use under the '95 Plan so that the Company could continue to attract and retain key employees. With respect to the proposed amendment to the '95 Plan to authorize the use of Class B Shares, it received the report of an independent consultant which concluded that the total cash compensation of each of Richard M. Jaffee, Chairman, Richard Hardin, Group Vice President, Technology; Thomas Cofsky, Vice President, Logistics, Quality Service; and Karen Jaffee Cofsky, Director, Human Resources was competitive and reasonable and that the total cash compensation of Daniel S. Jaffee, President, Chief Executive Officer should be increased. (The report did not include Heidi Jaffee and Susan Jaffee Hardin, part-time employees of the Company.) It concluded that the grant of Class B Stock options or awards to members of the Jaffee Family would be a greater incentive to them to increase shareholder value over the long term than would options, grants, or awards in shares of Common Stock and recommended to the Board that it amend the '95 Plan to permit this use of Class B Stock subject to shareholder approval of the proposed amendment to the Certificate of Incorporation and of such amendment to the '95 Plan. Subject to such Board and shareholder approval, it made the fiscal 1998 stock option grants to Jaffee Family members in shares of Class B Stock. On December 9, 1997 the Company's shareholders approved the amendment to the Certificate of Incorporation and to the '95 Plan and, during fiscal 1998, additional stock option grants were made under the '95 Plan by the Stock Option Committee. During fiscal 1998, the Stock Option Committee repriced (by cancellation of old options and issuance of new ones) some of the options outstanding under the '95 Plan. In fiscal 1999 (September), using the same method, the Stock Option Committee repriced all of the options outstanding under the '95 Plan, and, in doing so, provided that the new options issued to Jaffee Family members are options on Class B Shares. The Stock Option Committee determined that this repricing, which provides for first vesting of new options two years from grant, would be effective to retain what it regards as a successful management team and keep that management team focused on efforts to continue to improve the Company's operating results.

     The Compensation Committee reviewed and set fiscal 1998 compensation of Mr. Daniel S. Jaffee as the Chief Executive Officer of the Company, a position he assumed, in addition to his position as President, at the beginning of fiscal 1998. Reflecting that promotion, and on the basis of his performance and achievements as Chief Operating Officer and the significant impact of that performance on fiscal 1997 results, the Committee set Mr. Daniel S. Jaffee's fiscal 1998 base salary at $225,000, noting that, in keeping with his belief in tailoring reward to performance, he would participate in Oil-Dri's Incentive Bonus program. In doing so, it also considered the conclusion of the report of the independent consultant referred to above, that, as Chief Executive Officer, the total cash compensation of Daniel S. Jaffee should be increased. At its September 18, 1998 meeting, the Compensation Committee reviewed and set fiscal 1999 compensation for Mr. Daniel S. Jaffee at a base salary of $245,000, an increase of $20,000, with continued participation in the Incentive Bonus plan. In doing so, it considered his performance and achievements as President and Chief Executive Officer during fiscal 1998, including his leadership in: divesting Oil Dri Transportation Company, the Company's transportation division; acquiring the Mounds Plant and related business of Amcol International; intensifying the Company's efforts to market new products such as pet treats, and to develop and market paper litter products; and achieving good earnings results in relation to targets despite the impact of the Asian Crisis on the Company's business in Malaysia and the loss of a substantial portion of the business of a major customer.

     In setting the compensation of Mr. Richard M. Jaffee, Chairman of the Board, for the fiscal year ended July 31, 1998, the Compensation Committee reviewed the Company's strategic and financial goals, Mr. Jaffee's personal performance during the fiscal 1997 year as Chairman and Chief Executive Officer, the Company's performance, and the strong correlation that exists between the Company's performance during that fiscal year and the Chairman's efforts. The Committee determined that Mr. Jaffee's base salary as Chairman for fiscal 1998 should remain at $300,000. He did not participate in the Incentive Bonus program during fiscal 1998. In setting the Chairman's compensation for fiscal 1999 at a base salary of $275,000, the Compensation Committee considered the same factors in relation to the Chairman's fiscal 1998 performance. It also considered the Chairman's request that, in light of the increased responsibilities which had been assumed by the President and Chief Executive Officer, his base salary should be reduced and he should continue to not participate in the Incentive Bonus program. Finally, the Committee considered the Chairman's request that his existing 1989 employment agreement which expires on July 31, 1999 should be renewed for an additional 10-year period, with the elimination of the provision for a lump sum payment on death. The Committee approved the request and recommended its approval by the Board.

                                          COMPENSATION COMMITTEE AND
                                          STOCK OPTION COMMITTEE
                                          J. Steven Cole, Chairman, Compensation
                                          Committee
                                          Allan H. Selig, Chairman, Stock Option
                                          Committee
                                          Ronald B. Gordon
                                          Paul J. Miller*

                                          ---------------
                                          * Mr. Miller is an alternate member of
                                            the Stock Option Committee serving
                                            on that committee only in the
                                            absence of one of the other members.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Miller, a Director of the Company and a member of the Compensation and Stock Option Committees, is a partner of Sonnenschein Nath & Rosenthal, general counsel to the Company. Mr. Miller does not participate in Committee actions involving employees subject to Section 16(b) of the Securities Exchange Act of 1934.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly cumulative total shareholders' return on the Company's Common Stock against the yearly cumulative total return of the Russell 2000 and the Russell 2000 Materials and Processing Economic Sector Index (Peer Group). The graph assumes that the value of the investment in the Company's Common Stock, the Russell 2000 Index and the Russell 2000 Materials and Processing Economic Sector Index was $100 on July 31, 1993 and that all dividends were reinvested.

                       FIVE YEAR CUMULATIVE TOTAL RETURNS
                         OIL-DRI CORPORATION OF AMERICA

--------------------------------------------------------------------------------
                  1993          1994      1995        1996      1997      1998
--------------------------------------------------------------------------------
ODC               100.00       77.24      67.68      63.57     80.05     63.84
--------------------------------------------------------------------------------
RUSSELL 2000      100.00      104.68     130.77     139.81    186.49    190.80
--------------------------------------------------------------------------------
PEER GROUP        100.00      107.82     123.80     126.74    163.43    154.18
--------------------------------------------------------------------------------

                               OTHER INFORMATION

INDEPENDENT PUBLIC ACCOUNTANTS

     The Company has selected Blackman Kallick Bartelstein as its independent public accountants for the current fiscal year. Blackman Kallick Bartelstein served in such capacity for the fiscal year ended July 31, 1998. Representatives of Blackman Kallick Bartelstein will be present at the Annual Meeting with an opportunity to make a statement if they so desire and to answer questions that any stockholder may have.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Jaffee Investment Partnership, L.P. formed by members of the Jaffee family in connection with their estate planning, could be deemed to be the beneficial owner of 10% of the Company's outstanding common stock; its Form 3 reporting such 10% stockholder status was not filed and its Form 5 (in lieu of such Form 3), reporting such failure to file and such status, was filed late.

     One Form 4 of Dr. Murray, a director of the Company, reporting a single transaction, was filed one month late.

ANNUAL REPORT ON FORM 10-K

     This Proxy Statement does not include information regarding executive officers called for by Item 401(b) of Regulation S-K because such information was furnished in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998, and such information is incorporated herein by reference thereto. The Company's Annual Report on Form 10-K was filed with the Securities and Exchange Commission on October 20, 1998. EACH STOCKHOLDER MAY OBTAIN A COPY OF THE COMPANY'S 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FROM THE COMPANY AT NO CHARGE BY WRITTEN REQUEST TO THE OFFICE OF STOCKHOLDER RELATIONS, OIL-DRI CORPORATION OF AMERICA, 410 NORTH MICHIGAN AVENUE, SUITE 400, CHICAGO, ILLINOIS 60611.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy material for the 1999 Annual Meeting of Stockholders should be addressed to the Office of Stockholder Relations, Oil-Dri Corporation of America, 410 North Michigan Avenue, Suite 400, Chicago, Illinois 60611, and must be received by July 5, 1999. In the case of other stockholder proposals not included in the Company's proxy material, the Company may generally exercise discretionary voting authority, conferred by proxies, at its 1999 Annual Meeting with respect to any such proposal that is not timely submitted (i.e., of which the Company did not have notice by September 18, 1999).

                                2. OTHER MATTERS

     At this time, the Board of Directors is not aware of any matters not referred to herein which might be presented for action at the meeting. However, if any other business should come before the meeting, votes may be cast in respect to such matters in accordance with the best judgment of the person or persons acting under the proxies.

                                          By Order of the Board of Directors

                                          /s/ RICHARD M. JAFFEE
                                          RICHARD M. JAFFEE
                                          Chairman of the Board

Chicago, Illinois
November 2, 1998

                        OIL-DRI CORPORATION OF AMERICA
               410 NORTH MICHIGAN AVENUE, CHICAGO, ILLINOIS 60611

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Jaffee, Daniel S. Jaffee and Michael L. Goldberg as Proxies, each with the power to appoint his substitute (the action of one, if only one be present and acting, to be in any event controlling), and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock and Class B Stock of Oil-Dri Corporation of America held of record by the undersigned at the close of business on October 23, 1998 at the annual meeting of stockholders to be held on December 8, 1998 or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, EXCEPT AS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
      ---

            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)


--------------------------------------------------------------------------------

                             CORPORATION OF AMERICA
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]

1.  ELECTION OF DIRECTORS -
    Nominees: J. Steven Cole, Arnold W. Donald,               FOR    WITHHOLD
    Ronald B. Gordon, Daniel S. Jaffee, Richard M. Jaffee,    ALL      ALL       FOR ALL (Except Nominee(s) written below)
    Edgar D. Jannotta, Joseph C. Miller, Paul J. Miller,      [ ]      [ ]       [ ]      ________________________________
    Haydn H. Murray, Allan H. Sellg.


2.  In their discretion, the Proxies are authorized to                                Please check box if you are
    vote upon such other business as may properly come                                planning to attend the meeting.      [ ]
    before the meeting.



                                                                                      Dated:__________________________,1998

                                                                                      Signature(s):__________________________

                                                                                      ____________________________________________
                                                                                      Please sign exactly as name appears on this
                                                                                      side of the proxy. When shares are held by
                                                                                      joint tenants, both should sign. When signing
                                                                                      as attorney, administrator, trustee or
                                                                                      guardian, please give full title as such. If
                                                                                      a corporation, please sign in full corporation
                                                                                      name by President or other authorized
                                                                                      officer. If a partnership, please sign in
                                                                                      partnership name by an authorized person.


------------------------------------------------------------------------------------------------------------------------------------
                                                     *  FOLD AND DETACH HERE  *

                                                       YOUR VOTE IS IMPORTANT!


                                    PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                                                    USING THE ENCLOSED ENVELOPE.